Calculation of Filing Fee Tables
S-8
Cidara Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Cidara Therapeutics, Inc. 2024 Equity Incentive Plan, as amended (Common Stock, $0.0001 par value per share)	Other	2,880,000	$ 61.243	$ 176,379,840.00	0.0001531	$ 27,003.75
Total Offering Amounts:						$ 176,379,840.00		$ 27,003.75
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 27,003.75
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, par value $0.0001 per share ("Common Stock"), of Cidara Therapeutics, Inc. (the "Registrant") that become issuable under the Cidara Therapeutics, Inc. 2024 Equity Incentive Plan, as amended (the "2024 EIP") by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock. This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on August 5, 2025, as reported on the Nasdaq Capital Market. Represents an increase in the number of shares of Common Stock reserved for issuance under the 2024 EIP pursuant to an amendment to the 2024 EIP approved by the Board of Directors of the Registrant on March 14, 2025, subject to stockholder approval, which was obtained at the Registrant's Annual Meeting of Stockholders held on June 18, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A